                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF LOCKE PURNELL RAIN HARRELL]






                                February 13, 1998


Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, TX  75240

Re:      Registration Statement on Form S-8,
         Atmos Energy Corporation Restricted Stock Grant Plan

Gentlemen:

         We have acted as special counsel for Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 650,000 shares of common stock, no par value, of the Company (the "Common Stock") to be offered pursuant to the Atmos Energy Corporation Restricted Stock Grant Plan (the "Plan").

         Based upon our examination of such papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Texas and the Commonwealth of Virginia.

         2. Assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof
(ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Restated Articles of Incorporation as Amended then in effect, (iii) compliance with the terms of any grant made pursuant to the Plan and (iv) no change occurs in the applicable law or the pertinent facts, the shares of Common Stock issuable under the Plan will be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock.

Atmos Energy Corporation
February 13, 1998
Page 2



         Our opinions are limited solely to the laws of the State of Texas, the Virginia Stock Corporation Act of the Commonwealth of Virginia and the United States Federal securities laws, each as presently in effect, insofar as such laws may govern the matters addressed in these opinions. You should be aware that we are not admitted to practice law in the Commonwealth of Virginia and any opinion herein as to the laws of such commonwealth is based solely upon the latest unofficial compilation of the corporate statutes and case laws of such commonwealth available to us. To the extent that the laws of any other jurisdiction (i.e., other than the State of Texas, the Virginia Stock Corporation Act of the Commonwealth of Virginia or the United States Federal securities laws) govern any matters included in this opinion, no opinion is expressed herein. We undertake no obligation to advise you of facts or changes in law occurring after the date of this opinion which might affect the opinions expressed herein.

         We consent to the use of our name in the Registration Statement filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 650,000 shares of Common Stock of the Company in connection with the Plan and to the filing of a copy of this opinion as Exhibit
5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act or the related rules promulgated by the Securities and Exchange Commission.

                                       Very truly yours,

                                       LOCKE PURNELL RAIN HARRELL
                                       (A Professional Corporation)



                                       By: /s/ VAN M. JOLAS
                                          --------------------------
                                               Van M. Jolas